UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2015

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York		10017-5592
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 6, 2015, the Company held its Annual Meeting of Shareholders (“Annual Meeting”). There were 1,366,169,155 shares of Common Stock, constituting 88.19 % of outstanding shares on the record date (March 13, 2015), represented in person or by proxy at the meeting. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:
Proposal 1: Election of Directors of the Company.

Name	For	Against	Abstain	Broker Non-Vote

Harold Brown	1,089,245,971	25,313,380	4,276,485	247,333,186
André Calantzopoulos	1,110,083,132	4,464,550	4,288,287	247,333,186
Louis C. Camilleri	1,106,745,429	7,985,273	4,105,267	247,333,186
Werner Geissler	1,103,415,400	11,284,613	4,135,956	247,333,186
Jennifer Li	1,106,709,158	7,972,457	4,154,112	247,333,186
Jun Makihara	1,107,356,003	7,204,879	4,275,088	247,333,186
Sergio Marchionne	877,620,036	236,029,256	5,185,743	247,333,186
Kalpana Morparia	1,100,996,851	13,589,253	4,249,865	247,333,186
Lucio A. Noto	1,103,765,200	10,796,241	4,274,528	247,333,186
Frederik Paulsen	1,109,868,476	4,762,345	4,204,967	247,333,186
Robert B. Polet	1,092,052,349	22,520,084	4,263,536	247,333,186
Stephen M. Wolf	1,086,865,078	27,772,900	4,197,791	247,333,186
All director nominees were duly elected.
Proposal 2: Ratification of the Selection of PricewaterhouseCoopers SA as Independent Auditors.

For	Against	Abstain

1,345,481,580	14,661,903	6,025,672
The proposal was approved.
Proposal 3: Advisory Vote Approving Executive Compensation.

For	Against	Abstain	Broker Non-Vote

702,950,580	408,213,323	7,672,066	247,333,186
The proposal was approved on an advisory basis.

Proposal 4: Shareholder Proposal 1 - Lobbying.

For	Against	Abstain	Broker Non-Vote

291,133,773	778,166,860	49,535,336	247,333,186
The proposal was defeated.
Proposal 5: Shareholder Proposal 2 - Non-Employment of Certain Migrant Workers.

For	Against	Abstain	Broker Non-Vote

32,819,901	1,028,393,047	57,614,021	247,333,186
The proposal was defeated.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary
DATE: May 7, 2015